Exhibit 10.21

EXAR CORPORATION

COMPENSATION DEFERRAL AND OPTION CANCELLATION AGREEMENT

This Agreement is made June 13, 2005 (the “Effective Date”), by and between Exar Corporation (the “Company”) and John S. McFarlane (the “Participant”).

Under the terms of the Company’s 1996 Non-Employee Directors’ Stock Option Plan (the “Plan”) the Participant elected on December 15, 2004 to apply fifty percent (50%) of Participant’s directors’ fees to be earned during 2005 (the “2005 Deferral”) toward the acquisition of a stock option to purchase shares of the Company’s common stock at a price less than the fair market value of the stock on the date the option was granted in accordance with the terms and conditions of Section 6 of the Plan. In connection with the 2005 Deferral, on January 3, 2005, the Company granted Participant an option to purchase 2,152 shares of Company common stock with an exercise price equal to $4.60 (the “2005 Option”).

As permitted by Section 409A of the Internal Revenue Code of 1986, as amended, the Participant and the Company both desire to cancel both the 2005 Deferral and the 2005 Option.

The Participant and the Company agree as follows:

1. The 2005 Deferral shall be cancelled as of the Effective Date and the amount of directors’ fees previously subject to the 2005 Deferral will be paid to the Participant as soon as administratively practicable, but in no event more than 30 days following the Effective Date.

2. The 2005 Option shall be cancelled as of the Effective Date and that following such cancellation, the Participant shall have no rights whatsoever with respect to the 2005 Option.

3. This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements, whether written or oral. No waiver, alteration or modification of any of the provisions of this Agreement shall be binding, unless in writing and signed by duly authorized representatives of the parties hereto.

4. This Agreement will be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

EXAR CORPORATION		PARTICIPANT

By:	/s/ Roubik Gregorian	/s/ John S. McFarlane
Its:	President	John S. McFarlane